UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

SS&C TECHNOLOGIES HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 3.02. Unregistered Sales of Equity Securities

On April 29, 2020, SS&C Technologies, Inc., a Delaware corporation (“Technologies”) and a wholly owned subsidiary of SS&C Technologies Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Technologies, Innovest Systems, LLC, a New York limited liability company (“Innovest”), Ignition Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Technologies (“Merger Sub”), Bluff Point Associates Corp., a Delaware corporation, in its capacity as representative of the equityholders of Innovest, and certain holders of membership interests in Innovest (the “Stock Recipients”). Pursuant to the Merger Agreement, at the closing, upon the terms and subject to the conditions described therein, Innovest will become an indirect wholly owned subsidiary of the Company through a merger of Merger Sub with and into Innovest, with Innovest being the surviving company of the merger (the “Transaction”). The consideration for the Transaction will consist of $100 million (subject to certain purchase price adjustments) in cash and $20 million in shares of common stock of the Company (the “Equity Consideration”). The number of shares of common stock of the Company included in the Equity Consideration will be determined by reference to the volume-weighted average price per share of such common stock on the NASDAQ during the period beginning on (and including) April 20, 2020 and ending on (and including) the trading day immediately preceding the date of the closing. A portion of this consideration will be retained by the Company at closing as security for post-closing purchase price adjustments and the indemnification obligations of the equityholders of Innovest under the Merger Agreement.

All of the securities to be issued in the foregoing transaction will be issued by the Company in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act, including Regulation D promulgated thereunder. The Company did not and will not engage in any form of general solicitation or general advertising in connection with the transaction. Each Stock Recipient receiving securities also represented that it is an “accredited investor” as defined in the Securities Act of 1933, as amended, and that it is acquiring such securities for its own account and not for distribution. All certificates representing the securities issued will have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred unless properly registered under the Securities Act or in a transaction that is exempt from such registration requirements. The Company’s determination that the foregoing transaction is exempt from registration is based on certain representations, warrants, agreements and covenants contained in the Merger Agreement.

Item 7.01. Regulation FD Disclosure

A copy of the press release of the Company dated April 30, 2020 announcing execution of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 30, 2020 issued by SS&C Technologies Holdings, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: April 30, 2020	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer